Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-05987; No. 333-59941; No. 033-62887, No. 333-69306 and No. 333-123232) of Michael Baker Corporation of our report dated March 15, 2005, except for the restatement described in Note 2 (not presented herein) to the consolidated financial statements appearing under Exhibit 13.1 of the Company’s 2005 Annual Report on Form 10-K, as to which the date is August 15, 2006, relating to the consolidated financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 15, 2007